                                                                     EXHIBIT 21

                            SUBSIDIARIES OF THE COMPANY

                                            State of
               Subsidiary                 Incorporation      Doing Business As
--------------------------------------  -----------------   -------------------
TA Operating Corporation                    Delaware        Travel Centers of America
National Auto/Truckstops, Inc.              Delaware                 -
TA Franchise Systems, Inc.                  Delaware                 -
TA Travel, L.L.C. (a)                       Delaware                 -

(a)  Wholly-owned by TA Operating Corporation.


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